SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2005

OPINION RESEARCH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-22554	22-3118960
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 College Road East, Suite 4100,
Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 452-5400

Item 8.01. Other Events

On May 13, 2005, Opinion Research Corporation (the “Company”) issued a press release announcing the postponement of its previously announced offering of common stock. A copy of the press release is attached as Exhibit 99.1 to this report.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits

Exhibit 99.1:	Press Release dated May 13, 2005 regarding the postponement of the Company’s offering of common stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPINION RESEARCH CORPORATION

Date: May 16, 2005	By:	/s/ Douglas L. Cox

		Name:	Douglas L. Cox
		Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated May 13, 2005 regarding the postponement of the Company’s offering of common stock.